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                                                                   EXHIBIT 10.14



Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this company's confidential treatment request.

                               SERVICES AGREEMENT

This Services Agreement (this "Agreement") is executed as of this 17th day of December, 1999 (the "Effective Date") by and between encoding.com, Inc., a Delaware corporation ("Encoding"), and Valley Media, Inc., a Delaware corporation ("Valley").

                                    RECITALS

     A. Encoding offers services and applications for encoding, optimizing and delivering audio and video content on the Internet.

     B. Valley is a distributor of music and video entertainment products.

     C. Valley desires to obtain certain services from Encoding that will allow Valley to include a digital music sampling service as part of the consumer database it offers to its retail customers.

                                   AGREEMENT

In consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Valley and Encoding hereby agree as follows:

1.   Definitions.  For purposes of this Agreement, the following definitions
     -----------
will apply:

     1.1. The term "Confidential Information" means any information that one party (the "Disclosing Party") furnishes or makes available to the other party (the "Receiving Party") and all information related to the business of one party (the "Disclosing Party") which the other party (the "Receiving Party") acquires in the course of performing its obligations under this Agreement; provided, however, that the term "Confidential Information" does not include any information that the Receiving Party can prove (a) is generally available to or known by the public, (b) was available to or known by the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party,
          (c) was independently developed for the Receiving Party by persons who were not given access to the information disclosed by the Disclosing Party, or (d) becomes generally known to the public after the Effective Date through no act or omission of the Receiving Party.

     1.2. The term "Major Labels" means, collectively, [*], and (f) any affiliate, division or subsidiary of any of the entities described in parts (a) through (e) of this Section 1.2.

2.   Inventory Loan.  Valley maintains an inventory of compact discs containing
     --------------
prerecorded music (each, a "CD" and, collectively, the "CDs"). Valley will [*],
one copy of each stock-keeping unit maintained by Valley among its     inventory
of CDs during the term of this Agreement, including the original artwork and packaging for each such CD (each, a "Loaned CD" and, collectively, the "Loaned CDs"). Valley will deliver the Loaned CDs to Encoding. Encoding will [*] in delivering the Loaned CDs. In addition, Encoding will pay Valley a handling charge of [*] per Loaned CD delivered to Encoding by Valley.

3.   Product Information File.  Valley maintains an electronic data file
     ------------------------
containing [*] for each recording contained in a CD in its inventory (the "Product Information File"). Valley will deliver to Encoding, at [*] charge, one electronic copy of the Product Information File. In addition, during the term of this Agreement, Valley will deliver to Encoding daily updates of the Product Information File ("PIF Updates") containing artist and UPC information for recordings contained in CDs that have been added to Valley's inventory since the original Product Information File or the last PIF Update was delivered to Encoding by Valley, whichever was later. For purposes of this Agreement, the term "Product Information File" means the Product Information File as updated and/or amended by Encoding to

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incorporate any and all PIF Updates. Valley will not be required to deliver updates of the Product Information File to Encoding following the termination or expiration of this Agreement unless the parties agree otherwise.

4.  Encoding of Loaned CDs.
    -----------------------

 4.1.  For each recording contained in a Loaned CD (each, a "Recording" and,
                                                            ----------
   collectively, the "Recordings"), Encoding will create a storable electronic
                      ----------
   file containing a copy of that Recording in digital form (each, a "Song File"
                                                                      ---- ----
   and, collectively, the "Song Files"). Encoding will create each Song File in
                           ----------
   a manner that will allow that Song File to be encoded into each of the streaming and downloading formats and at each of the data rates described in Exhibit A hereto, which is incorporated herein by this reference. Valley may
   ---------
   amend Exhibit A from time to time to include additional streaming and/or
         ---------
   downloading formats and/or additional data rates, and Encoding will create Song Files and Song Clips (as defined below) for each Recording in such additional formats and/or at such additional data rates in accordance with a schedule agreed upon by both parties. Valley will [*] by Encoding in encoding the Loaned CDs into such additional formats and/or at such additional data rates pursuant to this Section 4.1.

 4.2.  From each Song File, Encoding will create a sound clip (each, a "Song
                                                                        ----
   Clip" and, collectively, the "Song Clips") of a length, in each of the
   ----                     ---------------
   formats and at each of the data rates described in Exhibit B hereto, which is
                                                      ---------
   incorporated herein by this reference.

 4.3. Encoding will link each Song Clip to that portion of the Product Information File containing product information for the Recording underlying the Song Clip, so that users of the Product Information File [*] for a particular Recording will be able to [*].

 4.4. Encoding will create a storable electronic file containing a copy of the cover art of each Loaned CD in digital form (each, a "Cover Art File" and,
                                                         --------------
   collectively, the "Cover Art Files". Encoding will incorporate the Cover Art
                      ---------------
   Files into the Product Information File so that a digital image of the cover art for a Loaned CD will appear on each screen viewed by a user of the Product Information File that contains information regarding a Recording contained in that Loaned CD.

 4.5. After Encoding has created Song Files and Song Clips for each Recording contained in a Loaned CD, and created a Cover Art File for that Loaned CD, Encoding will promptly return the Loaned CD to Valley. Valley will [*] in delivering the returned Loaned CDs. Encoding may return Loaned CDs without shrink-wrap, and Encoding will use [*] efforts to have each returned Loaned CD in a condition that would allow Valley to return the Loaned CD to the vendor from which it was purchased without any refurbishment on Valley's part; provided, however, if Encoding is not able to return a Loaned CDs in such returnable condition, Encoding will pay [*] of Valley's wholesale cost for any such Loaned CD.

 4.6. Encoding will update and/or amend the Product Information File on a daily basis to incorporate the information contained in any and all PIF Updates.

 4.7. If, in carrying out its responsibilities under this Agreement, but without any separate obligation to do so, Encoding becomes aware of a Recording that is contained in a Loaned CD [*].

 4.8. Encoding will attempt to create a customized clip service that will allow an artist or label to select the portion of a Recording by that artist or label that is used to create a Song Clip for that Recording. The artist or label would be required to bear the cost related to the creation of any such customized Song Clip.

5.   Music Sampling Service.  Valley and Encoding will use the Product
     ----------------------
Information File and the Song Clips to create a music sampling service (the "Sampling Service") that will be sold or licensed to third parties. Encoding and Valley each will have the right to sell or license the Sampling Service to third parties; provided, however, that neither Encoding nor Valley may sell, license or otherwise transfer the Sampling Service or any portion thereof to [*]. Encoding and Valley will each be responsible for collecting sales revenue and/or license fees from their respective customers and/or licensees. During the term of this Agreement, Encoding and Valley will each be entitled to [*] of any license fees received by the other party for selling or licensing the Sampling Service, but only to the extent [*]. Encoding will perform the following services to support the Sampling Service:

 5.1. Encoding will store the Song Clips on its business systems and use those systems to stream the Song Clips to consumers using the Sampling Service. In hosting and streaming the Sampling Service, Encoding will

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   maintain interface capabilities that are consistent with industry standards. Encoding's right to host and stream the Sampling Service on behalf of Valley under this Section 5.1. is not exclusive, and Valley may retain other persons or entities to perform such services in accordance with the following conditions. Valley will notify Encoding in writing if it wishes to have hosting and streaming services for the Sampling Service performed by a person or entity other than Encoding (the "Third Party Service Provider"). For a period of sixty (60) days following Encoding's receipt of such notice, Valley and Encoding will negotiate in good faith regarding Encoding's provision of such services instead of the Third Party Service Provider. If, at the conclusion of such sixty (60) day period, Valley and Encoding have not reached an agreement for Encoding to perform such services after negotiating in good faith, Valley will be permitted to retain the Third Party Service Provider to perform such services.

 5.2.  Encoding will collect the data described in Exhibit D hereto (the
                                                   ---------
   "Consumer Data"), which is incorporated herein by this reference, regarding
   --------------
   the usage and purchasing habits of consumers that use the Sampling Service.

6.   Minimum Service Levels.  In consideration of the capital expenditures that
     ----------------------
will be incurred by Encoding in connection with this Agreement, which are described in Section 7.1. below, Valley [*] that Encoding will receive revenues from the Sampling Service of at least [*] during each three month period (an "Installment Period") during the first twelve (12) months after the Sampling
-------------------
Service becomes operational (the "Guaranteed Period") for a total guaranteed
                                  -----------------
payment of at least [*]. If Encoding does not receive revenues from the Sampling Service of at least [*] during each Installment Period during the Guaranteed Period, Valley will make a payment to Encoding (each, a "Guaranteed Payment")
                                                         ------------------
within thirty (30) Days of the conclusion of applicable Installment Period equal to the difference between [*] and the amount of revenues actually received by Encoding from the Sampling Service during the applicable Installment Period (the "Sampling Service Revenue"); provided, however, that Encoding will not be entitled to receive the Guaranteed Payment if (a) the Sampling Service is not operational on or before [*] if Valley has provided the Priority CDs (as defined below) within 30 days of the Effective Date, or [*], which is incorporated herein by this reference; provided, further, that Valley shall not be obligated to make a Guaranteed Payment for a particular Installment Period if Encoding has received an average of [*] from Guaranteed Payments and Sampling Service Revenue and all Guaranteed Payments for the Installment Period in question and each preceding Installment Period. For purposes of this Section 6, the Sampling Service will become "operational" when Encoding has created Song Files and Song Clips for the [*] Loaned CDs designated as "Priority CDs" within 30 days of the Effective Date. For the purposes of this Section 6, all references to "revenue" shall be revenue calculated in accordance with U.S. GAAP.

7.   Service Fees.
     ------------

 7.1.  Capital Expenses.  Encoding will pay all the necessary upfront capital
       ----------------
   equipment charges necessary for the creation of the Sampling Service which are estimated to total [*] and to include:

   7.1.1.     Facilities
   7.1.2.     Ripping Stations
   7.1.3.     Encoding Stations
   7.1.4.     Raid Online Storage
   7.1.5.     Nearline Storage System
   7.1.6.     Computer servers and Equipment

 7.2.  Shared Costs.  In consideration of the services performed by Encoding
       ------------
   under this Agreement, Encoding and Valley will [*] the costs of creating the Song Files and Song Clips. The costs will include [*]. Encoding estimates these direct costs to total [*]. Therefore, Valley will pay Encoding a total of [*] on [*] for the non-refundable expenses for setting up the Sampling Service. The above estimates are fixed and in the event the actual costs for this service increase or decrease, Valley will [*].

 7.3.  Maintenance Costs.  For the ongoing maintenance encoding of new inventory
       -----------------
   for the Sampling Service, Valley and Encoding will [*] the actual direct ongoing encoding costs estimated at the rate of [*] per CD used in the Sampling Service. Therefore, Valley would pay Encoding a service fee of [*] per such CD. These costs are fixed through September 2000. In the event, the costs for maintenance are determined to increase or decrease by [*] or higher, the parties agree to renegotiate this clause and its fee schedule in good faith. Encoding will invoice Valley on a monthly basis that reflects the actual number of files added to the

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   Sampling Service inventory. Valley and Encoding will each pay [*] of all shipping and handling charges to and from the Valley and Encoding.com facilities.

 7.4.  Streaming Costs.  Encoding will charge Valley [*] for the ongoing
       ---------------
   streaming and hosting costs. [*] is defined as the [*] plus [*] of the [*] plus [*].

8.   Ownership and Rights upon Termination.
     -------------------------------------

 8.1.  Loaned CDs.
       ----------

   8.1.1. The Loaned CDs are, and will at all times remain, Valley's sole and exclusive property, and Valley will have the right to demand the return of any or all of the Loaned CDs, with Encoding and Valley to each pay [*] of the cost of such return, including the original artwork and packaging for each Loaned CD, at any time; provided, however, that, if at any time any or all of the Loaned CDs (other than any Loaned CDs purchased by Encoding pursuant to Section 9.2 of this Agreement) are determined to be Encoding's property, Encoding hereby grants Valley a security interest in such Loaned CDs.

   8.1.2. Upon the expiration or termination of this Agreement, Encoding will promptly return all of the Loaned CDs, including the original artwork and packaging for each Loaned CD, with Encoding and Valley to each pay [*] of the cost of such return, to Valley (other than any Loaned CDs Encoding has already returned to, or purchased from, Valley pursuant to Section
       9.2 of this Agreement).

 8.2.  Files and Clips.
       ---------------

   8.2.1. The Song Clips, the Song Files and the Cover Art Files will be, and will at all times remain, the sole and exclusive property of Valley; provided, however, that, if at any time any or all of the Song Files and/or the Song Clips and/or the Cover Art Files are determined to be Encoding's property, Encoding hereby grants Valley a security interest in such Song Files and/or Song Clips and/or Cover Art Files .

   8.2.2. The Product Information File and any and all PIF Updates will be, and will at all times remain, the sole and exclusive property of Valley; provided, however, that, if at any time the Product Information File, any portion thereof, or any or all of the PIF Updates are determined to be Encoding's property, Encoding hereby grants Valley a security interest in the Product Information File and/or such PIF Updates.

   8.2.3. Valley hereby grants Encoding a worldwide, perpetual, irrevocable, nonexclusive license to use, store, modify, copy and distribute the Product Information File, the PIF Updates, the Song Clips, the Song Files and the cover Art Files. This license will survive any termination or expiration of this Agreement. Encoding will have the right to sublicense the Product Information File, the PIF Updates, the Song Files, the Song Clips and the Cover Art Files to any entity other than [*].

   8.2.4. Upon the expiration or termination of this Agreement, or at any earlier time, upon demand by Valley, Encoding will promptly deliver to Valley, [*], copies of all of the Song Files, Song Clips and Cover Art Files in the formats maintained hereunder; provided, however, if Valley terminates this Agreement as a result of a breach of this Agreement by Encoding pursuant to Section 18.2, Encoding shall [*].

 8.3.  Consumer Data. All of the Consumer Data will be, and will at all times
       -------------
   remain, the sole and exclusive property of Valley; provided, however, that Valley will pay Encoding [*] all revenues received by Valley through the sale, licensing or other commercial exploitation of all or any portion of the Consumer Data during the term of this Agreement.

9.   Audiofile License and Deleted Product.
     --------------------------------------

 9.1. At the same time the parties enter into this Agreement, they will enter into an Audiofile License Agreement substantially in the form attached hereto as Exhibit F (the "Audiofile License"), which is incorporated herein by this
      ---------       -----------------
   reference, pursuant to which Valley will license its audiofile database ("Audiofile") to Encoding on a royalty free basis during the term of this
   -----------
   Agreement. If Valley is notified by any of its suppliers that the supplier is deleting one of the Loaned CDs from its catalog, Valley will post a deletion notice regarding the Loaned CD on Audiofile, and Encoding will return its copy of the Loaned CD to Valley on or before the Last

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   Customer Return Date stated in the deletion notice, with Encoding and
   Valley to [*] of the cost of such return.

 9.2. If Valley posts a deletion notice regarding a Loaned CD on Audiofile and Audiofile is fully operational and accessible by Encoding, and Encoding fails to return its copy of the Loaned CD to Valley prior to the Last Customer Return Date stated in the deletion notice, Encoding will purchase the Loaned CD from Valley at Valley's wholesale price for the Loaned CD.

10. Initial Warrant Grant. Encoding will issue warrants for [*] shares of Encoding common stock with a strike price of [*] per share and an exercise period of [*] (the "Initial Warrants"). The Initial Warrants will be granted upon commencement of this agreement.

11. Rights Acquisition. Encoding will grant Valley an additional [*] on the same terms and conditions as the Initial Warrants in consideration of Valley's certification attached hereto as Exhibit G (the "Certificate"), which is
                                 ---------       -----------
incorporated herein by this reference, regarding Valley's attempts to [*]. The statements contained in the Certificate will constitute representations and warranties of Valley under this Agreement. If Valley enters into a definitive written agreement with [*] regarding the matters set forth in the Certificate, Valley will provide a copy of such agreement to Encoding.

12.  Future Endeavors.
     ----------------

 12.1. Valley and Encoding will explore the possibility of a variety of new offerings leveraging either the existing assets such as the Song Files, Song Clips and/or the PIF for additional Internet Music services including digital downloading services for Valley's customers, Internet radio broadcasts, Internet or digital juke boxes, "just-in-time" compact disc manufacturing; or offerings leveraging other assets of Valley and Encoding.

 12.2. Valley and Encoding agree that both parties will mutually agree upon the appropriate business model for all new jointly created new ventures. In such ventures as may occur, Encoding and Valley will [*] but will attempt to structure the ventures so [*].

13.  Representations and Warranties of Encoding. To induce Valley to enter into
     ------------------------------------------
this Agreement and to perform the transactions contemplated hereunder, Encoding represents and warrants as follows:

 13.1.  Organization.  Encoding is a corporation duly organized, validly
        ------------
   existing and in good standing under the laws of the state of Delaware.

 13.2.  Authority; Consents and Approvals; No Violations. Encoding has the full
        ------------------------------------------------
   corporate power and authority and legal right to execute and deliver this Agreement, and otherwise to perform its obligations hereunder. This Agreement has been validly executed and delivered by Encoding and will constitute a valid and binding obligation of Encoding enforceable in accordance with its terms, except to the extent such enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by the effect of general principles of equitable law, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of Encoding's Certificate of Incorporation or Bylaws, or violate, conflict with, result in a breach of or constitute (with or without due notice, lapse of time or both) a default under any agreement, license, contract, franchise, permit, indenture, lease, or other instrument to which Encoding is a party, or by which it or any of its assets are bound.

 13.3.  Performance Standards.  Encoding will perform the services described in
        ---------------------
   Sections 4 and 5 of this Agreement in a professional and workmanlike manner that is consistent with the highest industry standards.

14.  Representations and Warranties of Valley.  To induce Encoding to enter into
     ----------------------------------------
this Agreement and to perform the transactions contemplated hereunder, Valley represents and warrants as follows:

 14.1.  Organization.  Valley is a corporation duly organized, validly existing
        ------------
   and in good standing under the laws of the state of Delaware.


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 14.2.  Authority; Consents and Approvals; No Violations. Valley has the full
        ------------------------------------------------
   corporate power and authority and legal right to execute and deliver this Agreement, and otherwise to perform its obligations hereunder. This Agreement has been validly executed and delivered by Valley and will constitute a valid and binding obligation of Valley enforceable in accordance with its terms, except to the extent such enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by the effect of general principles of equitable law, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of Valley's Certificate of Incorporation or Bylaws or violate, conflict with, result in a breach of or constitute (with or without due notice, lapse of time or both) a default under any agreement, license, contract, franchise, permit, indenture, lease, or other instrument to which Valley is a party, or by which it or any of its assets are bound.

15.  Indemnification.  Each party will, at all times, indemnify, defend and hold
     ---------------
the other party harmless from and against any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any breach or alleged breach by the indemnifying party of any representation, warranty or obligation of such party under this Agreement. In addition, each party will, at all times, indemnify, defend and hold the other party harmless from and against any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any infringement or alleged infringement of the patents, copyrights, trademarks or other intellectual property rights of any third party that results from the commercial use of the Sampling Service by the indemnifying party, any of the indemnifying party's licensees, or any person or entity that has purchased the Sampling Service, or any portion thereof, from the indemnifying party.

16.  Limitation on Damages.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
     ---------------------
OTHER FOR INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

17.  Confidential Information.  Neither Encoding nor Valley may use any
     ------------------------
Confidential Information of the other except as permitted under this Agreement. In addition, neither Encoding nor Valley may disclose any Confidential Information of the other unless (a) such disclosure is made to the Disclosing Party's employees or agents on a "need to know" basis or (b) such disclosure is required by law or legal process and the party from whom such disclosure is required has given the other party prior notice of such requirement and has cooperated with the non-Disclosing Party to oppose disclosure. For purposes of this Agreement, any unauthorized use or disclosure of Confidential Information by an employee or agent of either party will be treated as an unauthorized disclosure by such party.

18.  Term and Termination.
     --------------------

 18.1. This Agreement will terminate on the [*]of the Effective Date (the "Initial Termination Date"), unless both parties provide a written amendment at least ninety (90) days prior to the Initial Termination Date, in which case this Agreement will be extended for an additional [*] years and will terminate upon the [*] anniversary of the Effective Date.

 18.2. Either party may terminate this Agreement if (i) the other party materially breaches any of its obligations under this Agreement, (ii) the non-breaching party sends written notice to the breaching party describing the breach in reasonable detail, and (iii) the breaching party does not cure the breach within thirty (30) days following its receipt of such notice.

 18.3. Either party may terminate this Agreement if (i) the other party becomes insolvent, or (ii) a petition is filed by or against the other party under any bankruptcy or insolvency laws and, in the event of any involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date.

 18.4. The parties may terminate this Agreement by mutual consent through a signed writing.

19.  Press Release.  Upon execution of this Agreement, Encoding and Valley will
     -------------
issue a joint press release (the "Press Release") announcing the execution of
                                  -------------
this Agreement and briefly describing the transactions contemplated hereby. Neither party will issue the Press Release, nor any other release concerning this Agreement or the transactions contemplated hereby, without the other party's prior consent.

20.  Miscellaneous
     -------------


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 20.1.  Assignment. Neither party may assign any of its rights under this
        ----------
   Agreement without the other party's prior written consent; provided, however, that either party may assign its rights under this Agreement to any affiliate of such party, any entity into which such party is merged or any entity that purchases substantially all of the assets of such party.

 20.2.  Further Assurances.  In addition to the obligations required to be
        ------------------
   performed by the parties hereto under the other provisions of this Agreement, the parties agree to perform, without further consideration, such other acts and to execute, file, acknowledge and deliver such other instruments and documents, including without limitation UCC-1 financing statements covering the Loaned CDs, the Song Files, the Song Clips, the Product Information File and the PIF Updates, as may be reasonably required to carry out the provisions and purposes of this Agreement and to fully and properly consummate the transactions contemplated hereby.

 20.3.  Amendment and Waiver. No amendment or modification of this Agreement
        --------------------
   will be effective unless set forth in a writing signed by an authorized representative of the party against which enforcement of such amendment is sought. No waiver by a party of the other party's obligation to comply with any provision of this Agreement will be deemed or will constitute a waiver of the nonwaiving party's obligation to comply with any other provision of this Agreement or with the nonwaiving party's obligation to comply with the waived provision on a subsequent occasion.

 20.4.  Arbitration. Any dispute or controversy arising between Encoding and
        -----------
   Valley regarding this Agreement will be submitted to arbitration in the state of the defending party in accordance with the rules then in effect of the American Arbitration Association. Any award made by an arbitrator pursuant to this Section 20.4 will be binding upon both parties in the absence of fraud and may be entered in any court of competent jurisdiction.

 20.5.  Notices. Any notice to a party pursuant to this Agreement shall be given
        -------
   by one of the following means: (a) certified or registered United States mail, postage prepaid, (b) private courier or express service requesting evidence of receipt as a part of its service, or (c) by telecopy, with a copy also to be given by first class United States mail, postage prepaid, or by any means permitted under parts (a) or (b) of this Section 20.5. Notices shall be given to the parties at the following addressees:


        If to Valley: Valley Media, Inc.

                1280 Santa Anita Court
                Woodland, California  95776
                Attention:  Sachin Adarkar
                Fax Number:  (530) 406-5231

        If to Encoding: encoding.com, Inc.

                414 Olive Way, 3rd Floor
                Seattle, Washington  98101
                Attention:  CFO
                Fax Number:  206-832-4001

        with a mandatory copy to:  Venture Law Group

                4750 Carillon Point
                Kirkland, WA 98033
                Attention:  John W. Robertson
                Fax Number:  (425) 739-8750

 20.6.  Binding Effect.  Upon execution of this Agreement by all parties hereto,
        --------------
   this Agreement shall inure to the benefit of, and be binding on and enforceable against, the parties and their respective heirs, legal representatives, successors and permitted assigns.


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 20.7.  Entire Agreement. This Agreement, including the exhibits and schedules
        ----------------
   hereto, together with the Audiofile License and the Warrant, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any prior or contemporaneous agreements or understandings relating to the subject matter hereof, whether written or oral.

 20.8.  Counterparts.  This Agreement may be executed in two or more
        ------------
   counterparts, each of which shall be deemed an original and all of which, taken together, will constitute one and the same instrument.

 20.9.  Attorneys' Fees. If any arbitration, legal action or other proceeding is
        ---------------
   brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

 20.10.  Survival. The provisions of Sections 1, 8.3, 15, 16, 17, and 20 will
         --------
   survive any termination or expiration of this Agreement.

 20.11.  Headings. The headings of the paragraphs and sections of this Agreement
         --------
   are included for purposes of convenience only and shall not affect the construction or interpretation of any provisions hereunder.

 20.12.  Partial Invalidity. The invalidity of any part or provision of this
         ------------------
   Agreement will not affect the enforceability of the remainder of this Agreement.

 20.13.  Governing Law. This Agreement will be governed by and construed in
         -------------
   accordance with the substantive laws of the State of California applicable to contracts entered into and performed entirely within that state.

In witness whereof, the parties have executed this Services Agreement as of the Effective Date.


Valley Media, Inc.                      encoding.com, Inc.


/s/ Sachin Adarkar                      /s/ David C. Bullis

-----------------------                 --------------------------

By: Sachin Adarkar                      By: David C. Bullis

Its: General Counsel                    Its: President/Chief Operating Officer


[*] Confidential Treatment Request

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